Exhibit 99.1

4600 S. Ulster Street Suite 1225 Denver, CO 80237 (720)287-3093

Assure Holdings Appoints John Flood to Board of Directors

DENVER, April 21, 2021 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (TSXV: IOM; OTCQB: ARHH), a provider of intraoperative neuromonitoring services (“IONM”), has appointed John Flood to its board of directors.

Flood brings thirty-five years of capital markets experience, as well as extensive operations, business building and governance expertise to Assure’s board. Until retiring in 2019, he served as chairman and managing partner of Craig-Hallum Capital Group (“Craig-Hallum”), an equity research, trading and investment banking firm that Flood co-founded in 1997. At Craig-Hallum, Flood led the investment banking and institutional equity sales teams. He was also a member of the firm’s board of governors, and executive, research, banking and M&A committees.

“With his broad experience across capital markets and corporate governance, John is uniquely qualified to provide guidance to Company management in the execution of its growth strategy,” said John A. Farlinger, Assure’s executive chairman and CEO. “His strengths will complement the skills of our other directors, and John’s perspective will prove invaluable as we continue to build our business and create shareholder value. We are pleased to strengthen our board as Assure prepares for the next level of growth and profitability.”

Commenting on his appointment, Flood said, “I am excited to join Assure’s board of directors and help the Company navigate the rapidly evolving IONM industry from a strong competitive position. I look forward to working with management and the board to continue creating long-term value for all stakeholders – investors, patients, surgeons, hospitals, team members and the communities we serve.”

Flood earned a Bachelor of Science in management and economics from the University of Minnesota Carlson School of Management.

In connection with Flood’s appointment, he was issued 150,000 options to purchase common shares of Assure (the “Options”). The Options have an exercise price of US$1.12. Flood’s appointment and the issuance of the Options remain subject to review and approval by the TSX Venture Exchange.

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned the Joint Commission’s Gold Seal of Approval®. For more information, visit the company’s website at www.assureneuromonitoring.com.

4600 S. Ulster Street Suite 1225 Denver, CO 80237 (720)287-3093

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws, including but not limited to: comments with respect to strategies; expectations; planned operations; future actions of the Company; the Company’s growth potential and strategy; the appointment of John Flood to the board of directors of the Company and the expected effects thereof and the Company’s position in the IONM industry. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the uncertainty surrounding the spread of COVID-19 and the impact it will have on the Company’s operations and economic activity in general, the appointment of John Flood to the board of directors of the Company may not strength the board and allow the Company to increase its growth and profitability, Flood may not help the Company create long-term value for stakeholders, the TSX Venture Exchange may not approve of Flood’s appointment and the issuance of the Options and the risks and uncertainties discussed in our most recent annual and quarterly reports filed with the Canadian securities regulators and available on the Company’s profile on SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com